Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Calavo Growers, Inc. on Form S-8 of our report dated December 14, 2000, appearing in the Proxy Statement/Prospectus filed as part of Registration Statement No. 333-59418 of Calavo Growers, Inc. on Form S-4, as amended, under the Securities Act of 1933.

DELOITTE & TOUCHE LLP

Costa Mesa, California
December 18, 2001